UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 21, 2006

MEDIVATION, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32836	13-3863260
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

55 Hawthorne Street, Suite 610 San Francisco, CA 94105

(Address of principal executive offices) (Zip Code)

(415) 543-3470

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

As previously disclosed, a total of 6,638,490 shares of common stock, par value $0.01 per share, of Medivation, Inc., a Delaware corporation (the “Company”), are subject to lock-up agreements that expire on the earlier of a) the closing of the database for the Company’s Phase 2 Alzheimer’s disease study or b) December 17, 2006. The Company today reported top line results from this study. In connection with its review of the top line data, the Company undertook a review of the remaining steps required to close the study database. Based on the results of that review, the Company expects that the study database will be closed in October 2006, at which time the lock-ups would expire and the shares covered thereby would become eligible for resale. The Company will publicly disclose the closure of the study database when that event occurs.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDIVATION, INC.

Dated: September 21, 2006	By:	/s/ C. Patrick Machado
C. Patrick Machado
Senior Vice President and Chief Financial Officer